Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Wynn Resorts, Limited (the “Company”) for the quarter ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stephen A. Wynn, as Chief Executive Officer of the Company and John Strzemp, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEPHEN A. WYNN
Name:	Stephen A. Wynn
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: November 8, 2005

/S/ JOHN STRZEMP
Name:	John Strzemp
Title:	Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Date: November 8, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wynn Resorts, Limited and will be retained by Wynn Resorts, Limited and furnished to the Securities and Exchange Commission or its staff upon request.